UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2012

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On April 29, 2012, Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hologic, Inc., a Delaware corporation (“Hologic” or “Parent”), and Gold Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Parent will acquire the Company through the merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the surviving corporation after the Merger.

At the effective time of the Merger, each outstanding share of the Company’s common stock, par value $0.0001 per share, will be converted into the right to receive $82.75 in cash, without interest (the “Merger Consideration”), excluding (1) shares held by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, (2) treasury shares, (3) shares held by Parent, Merger Sub or any other subsidiary of Parent, and (4) shares held by the Company or any of its subsidiaries. In addition, each outstanding stock option, other than options granted during 2012, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price for each share subject to the applicable option. With respect to stock options granted during 2012, each such option (i) will be assumed by Parent and will continue to have, and be subject to, the same terms and conditions applicable to such option, and (ii) will be, or will become, exercisable for a number of shares of Parent common stock equal to the product of (x) the number of shares of Company common stock that would have been issuable upon exercise of such option and (y) the Option Exchange Ratio (as defined in the Merger Agreement). With respect to each share of Company restricted stock, the vesting restrictions will lapse and each such share will become or be deemed fully vested and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of shares subject to the award and (ii) the Merger Consideration. With respect to each Company performance share, the performance periods thereunder will terminate, and 150% of the target number of performance shares subject to the performance award with respect to such performance periods will fully vest and will be converted into the right to receive a cash payment in an amount equal to the product of (i) the number of vested shares subject to the award and (ii) the Merger Consideration.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among others, to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement, and to observe certain limits on the conduct of its business between the date of the Merger Agreement and the consummation of the Merger. In addition, the Merger Agreement contains certain restrictions on the Company’s ability to solicit or participate in discussions regarding alternative transactions. The Merger Agreement also contains a “fiduciary-out” provision that allows the board of directors of the Company (the “Board”), in response to an Intervening Event (as defined in the Merger Agreement), to change its recommendation to the Company’s stockholders and, in response to a Superior Proposal (as defined in the Merger Agreement), to change its providing for implementation of such Superior Proposal recommendation to the Company’s stockholders and terminate the Merger Agreement in order to enter into a definitive agreement providing for implementation of such Superior Proposal, subject to Parent’s right to match the proposal.

Consummation of the Merger is subject to various conditions, including, among others, (i) adoption of the Merger Agreement by the stockholders of the Company, and (ii) the termination or expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under any similar foreign statutes and regulations applicable to the Merger.

The Merger Agreement contains certain termination rights of Parent and the Company. Upon the termination of the Merger Agreement under certain circumstances, including in order to enter into a definitive agreement providing for implementation of a Superior Proposal, the Company is required to pay Parent a termination fee of $128 million. In addition, if either Parent or the Company terminates the Merger Agreement due to the failure of the Company to obtain the approval of the stockholders to adopt the Merger Agreement, and prior to such termination the Board has withdrawn or modified its recommendation to stockholders, the Company is required to reimburse Parent for its reasonable and documented out-of-pocket fees and expenses, not to exceed $20 million, incurred by it or on its or its affiliates’ behalf in connection with the Merger Agreement and the transactions contemplated thereby. If the Merger Agreement is terminated and a termination fee is payable to Parent, the termination fee would be reduced by the amount of any expense reimbursement previously paid by the Company. If the Company or Parent terminates the Merger Agreement because the Merger has not been consummated on or before October 29, 2012 (subject to a three-month extension under certain circumstances), and (i) all of the conditions to the Merger have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing), and (ii) the Merger has not been consummated because of Parent’s failure to secure adequate financing, Parent is required to pay the Company a financing failure fee of $200 million.

Parent and Merger Sub are entitled to seek specific performance against the Company in order to enforce the Company’s obligations under the Merger Agreement. The Company is entitled to seek specific performance against Parent or Merger Sub to enforce Parent’s and Merger Sub’s obligations under the Merger Agreement, except that the Company may not seek specific performance if all of the conditions to the Merger have been satisfied but the proceeds of Parent’s debt financing are not available in full. Under these circumstances, payment by Parent to the Company of the $200 million financing failure fee is the Company’s sole and exclusive remedy.

The Board unanimously approved the Merger Agreement following the unanimous recommendation of a strategic transaction committee of the Board.

To support its obligations under the Merger Agreement, Parent has obtained debt financing commitments from Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Gen-Probe will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). GEN-PROBE URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Gen-Probe at http://www.sec.gov, the SEC’s free internet site. Free copies of Gen-Probe’s SEC filings including the proxy statement (when available) are also available on Gen-Probe’s internet site at http://www.gen-probe.com under “Investors.”

Gen-Probe and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Gen-Probe’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Gen-Probe is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 with respect to the 2012 Annual Meeting of Stockholders of Gen-Probe. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Safe Harbor Statement

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the proposed transaction. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) Gen-Probe may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied, including, among others, conditions relating to the termination or expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under any similar foreign statutes and regulations applicable to the Merger; (3) the transaction may involve unexpected costs, liabilities or delays; (4) Hologic may be unsuccessful in securing the financing necessary to consummate the Merger; (5) the business of Gen-Probe may suffer as a result of uncertainty surrounding the transaction; (6) the outcome of any legal proceedings that may be instituted against Gen-Probe and others following the announcement of the transaction; (7) Gen-Probe may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (9) the ability to recognize the benefits of the Merger; (10) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (11) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Gen-Probe are set forth in its filings with the SEC, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in Gen-Probe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Gen-Probe is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect circumstances existing after the date of this Current Report on Form 8-K or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Gen-Probe Incorporated, Hologic, Inc. and Gold Acquisition Corp.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Gen-Probe Incorporated, Hologic, Inc. and Gold Acquisition Corp.